Exhibit 1.1

4,166,667 SHARES OF COMMON STOCK

AYTU BIOSCIENCE, INC.

AMENDED AND RESTATED UNDERWRITING AGREEMENT

December 10, 2020

H.C. Wainwright & Co., LLC

As Representative of the several Underwriters listed in Schedule V hereto

430 Park Avenue, 4th Floor

New York, NY 10022

Ladies and Gentlemen:

Aytu BioScience, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule V hereto (the “Underwriters”), for whom H.C. Wainwright & Co., LLC is acting as representative (the “Representative”), an aggregate of 4,166,667 authorized but unissued shares (the “Firm Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and, at the election of the Underwriters, upon the terms and conditions stated herein, up to 625,000 additional shares (the “Additional Shares” and, together with the Firm Shares, the “Shares”) of Common Stock solely to cover over-allotments, if any (the Shares, the Underwriter Warrants (as defined below) and the Underwriter Warrant Shares (as defined below) being collectively referred to herein as the “Securities”). This Amended and Restated Underwriting Agreement amends, restates and supersedes in its entirety the underwriting agreement, dated as of December 10, 2020, between the Company and the Representative.

The Company and the Underwriters hereby confirm their agreement with respect to the purchase and sale of the Securities as follows:

1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-239010) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission. Such registration statement, at any given time, including amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”

The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the offering of the Securities to the form of prospectus included in the Registration Statement in the form heretofore delivered to the Underwriters. Such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus.” Such supplemental form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus.” Any preliminary form of Prospectus which is filed or used prior to filing of the Prospectus is hereinafter called a “Preliminary Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is deemed to be incorporated by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

As used in this Agreement:

“NEOS Merger” means the proposed merger by and between the Company and Neos Therapeutics, Inc.

“Time of Sale” means 10:30 p.m. (Eastern Time) on the date of this Agreement.

“Time of Sale Disclosure Package” means the Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale, the Base Prospectus, as amended or supplemented immediately prior the Time of Sale, the Preliminary Prospectus, the information included in Section 3(a) of this Agreement, and any information set forth in Schedule I to this Agreement, considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the offering of the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II to this Agreement.

“Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

(a) The Company represents and warrants to, and agrees with, the Underwriters as follows:

(i) Registration Statement and Prospectuses. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission. The Company has complied with each request (if any) from the Commission for additional information. At the time the Original Registration Statement was filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. The Company meets the requirements for use of Form S-3 under the Securities Act. Pursuant to General Instruction I.B.1. of Form S-3, the issuance of the Securities is eligible to be registered pursuant to the Prospectus filed as part of the Company’s effective Registration Statement and is not subject to the limitations of General Instruction I.B.6 of Form S-3.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations. Each preliminary prospectus (if any), the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations. Each Preliminary Prospectus (if any) delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at all other subsequent times until the expiration of the Prospectus Delivery Period (as hereinafter defined) or at the Closing Date and on any Option Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package did not, as of the Time of Sale, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date or date of first use within the meaning of the Rules and Regulations, at the time of any filing with the Commission pursuant to Rule 424(b) under the Securities Act, at all other subsequent times until the expiration of the Prospectus Delivery Period or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Time of Sale Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the Underwriter Information (as defined below).

(iii) Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Underwriters as described in Section 4(a)(iii)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Base Prospectus.

(iv) [RESERVED].

(v) Independent Accountants. Plante & Moran, PLLC (the “Auditor”), the accounting firm that certified the financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Rules and Regulations and the Public Company Accounting Oversight Board, and the Auditor is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002.

(vi) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vii) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position and results of operations of the Company at the dates indicated and for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except, in the case of unaudited financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Disclosure Package and the Prospectus. The selected financial data incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus under the Securities Act or the Rules and Regulations.

(viii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, considered as one entity, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company , considered as one entity, other than those in the ordinary course of business, which are material, individually or in the aggregate, to the Company, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (D) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the settlement of outstanding restricted stock units), (E) there has not been any material change in the short-term or long-term debt of the Company except for the extinguishment thereof, and (F) there has not been any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company (other than issuances of equity compensation awards under equity compensation arrangements approved by the Board of Directors of the Company or committee thereof comprised entirely of independent directors).

(ix) Good Standing of the Company. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of organization and has power and authority (corporate or otherwise) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(x) Subsidiaries. Except as set forth in Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K and in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company has no subsidiaries anddoes not own any equity interest in any other entity.

(xi) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus under the caption “Description of Capital Stock” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, or pursuant to the exercise of convertible securities, options or warrants referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in material compliance with all applicable securities laws. All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xii) Authorization of Agreement; Underwriter Warrants. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Underwriter Warrants have been duly and validly authorized and, upon execution and delivery thereof by the Company, will constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(xiii) Authorization and Description of Securities. The Shares and the Underwriter Warrants to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Shares and the Underwriter Warrants is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms, in all material respects, to all statements relating thereto contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability solely by reason of being such a holder. The Underwriter Warrant Shares, when issued, paid for and delivered upon due exercise of the Underwriter Warrants will be duly authorized and validly issued, fully paid and non-assessable, free and clear from any preemptive or similar rights. The Underwriter Warrant Shares have been reserved for issuance.

(xiv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, other than those rights that have been validly waived.

(xv) Listing. The Shares and the Underwriter Warrant Shares have been approved for listing on the NASDAQ Capital Market (“NASDAQ”), subject only to official notice of issuance. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NASDAQ nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of NASDAQ for maintenance of inclusion of the Common Stock on NASDAQ.

(xvi) Absence of Violations, Defaults and Conflicts. Neither the Company nor any subsidiary is (A) in violation of its charter, bylaws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any subsidiary is a party or by which any of them may be bound or to which any of their properties or assets are subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Underwriter Warrants and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and under the Underwriter Warrants have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company and its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or cause a Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any subsidiary or, except as would not be reasonably expected to result in a Material Adverse Effect and adversely affect the consummation of the transactions contemplated in this Agreement, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or a subsidiary.

(xvii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, collaborators, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xviii) Absence of Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity (including, without limitation, any action, suit, proceeding, inquiry or investigation before or brought by the Food and Drug Administration (the “FDA”), the European Commission, the European Medicines Agency or any other competent authorities of the Member States of the European Economic Area (collectively, the “EMA”) or any other Health Regulatory Agency (as defined below)) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary; and the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of its properties or assets is the subject which are not described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xix) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described in all material respects and filed as required.

(xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Underwriter Warrants, except such as have been already obtained or as may be required under the Securities Act, the Rules and Regulations, the rules of NASDAQ, state securities laws or the rules of FINRA. No approval of the stockholders of the Company under the rules and regulations of NASDAQ is required for the Company to issue and deliver the Securities to the Underwriters.

(xxi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct its business as now operated by it, except where the failure so to possess would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses.

(xxii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned and good title to all other properties owned, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as are described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus; and all of the leases and subleases material to the business of the Company and its subsidiaries, taken as a whole, and under which the Company or any subsidiary holds properties described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has received notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or a subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiii) Possession of Intellectual Property. The Company and each subsidiary owns or possesses adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by it, and neither the Company nor any subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or is aware of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and its subsidiaries therein.

(xxiv) Environmental Laws. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect, (A) neither the Company nor any subsidiary is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of hazardous chemicals, pollutants, contaminants, hazardous wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or toxic mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws for the operation of their respective businesses and are in compliance with such requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any subsidiary, and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any subsidiary relating to Hazardous Materials or any Environmental Laws.

(xxv) Accounting Controls. The Company and its subsidiaries maintain a system of internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act) and a system of internal accounting controls designed to provide reasonable assurances (A) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP; (B) that records are maintained that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries; (C) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its subsidiaries are being made only in accordance with authorizations of management and directors of the Company; (D) regarding the prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, since the end of each of the Company’s most recent audited fiscal year, there has been (1) no material weakness or significant deficiency in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(xxvi) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) designed to provide reasonable assurance that material information relating to the Company and its subsidiaries is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, and such disclosure controls and procedures were effective as of the last date of the most recent fiscal quarter for which the Company has filed a quarterly or annual report with the Commission. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(xxvii) Compliance with the Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith applicable to the Company and its directors and officers.

(xxviii) Payment of Taxes. All income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all material taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by it or have timely requested extensions thereof pursuant to applicable foreign, state, local or other law, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any subsidiary, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

(xxix) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute and comparable size engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that either it or its subsidiaries will not be able (A) to renew their existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their businesses as now conducted and at a cost that would not be reasonably expected to result in a Material Adverse Effect. Neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxx) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxxi) Absence of Manipulation. None of the Company or any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(xxxii) Foreign Corrupt Practices Act. Neither the Company nor any subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the United Kingdom Bribery Act 2010, as amended (the “U.K. Bribery Act”) or any other applicable comparable law (all such laws together with the FCPA and the U.K. Bribery Act, the “Anti-Corruption Laws”), including, without limitation, making an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any political party or official thereof or any candidate for political office, in contravention of the Anti-Corruption Laws and the Company and its subsidiaries and, to the knowledge of the Company, their respective affiliates have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiii) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiv) OFAC. Neither the Company nor any subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any subsidiary is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any subsidiary located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxv) Lending Relationship. (i) Neither the Company nor any subsidiary has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) the Company does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(xxxvi) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxvii) No Rated Securities. The Company does not have any debt securities or preferred shares that are rated by any “nationally recognized statistical rating agency” (as that term is defined in Section 3(a)(62) of the Exchange Act).

(xxxviii) Health Care Authorizations. The Company and its subsidiaries have submitted and possesses, or qualifies for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations or permits and supplements or amendments thereto (collectively, “Health Care Authorizations”) issued or required by the appropriate local, state, federal, national, supranational or other foreign regulatory agencies or bodies (collectively, “Health Regulatory Agencies”) necessary to conduct their respective businesses as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, including, without limitation, all such Health Care Authorizations required by the FDA, the Department of Health and Human Services, the European Commission, the EMA or any other Health Regulatory Agencies engaged in the regulation of Biologics (as defined in the Public Health Service Act of 1944, as amended (42 U.S.C. 6A et seq.), except as would not be reasonably expected to result in a Material Adverse Effect. The Company has not received any notice of proceedings, or have any knowledge of any threatened proceedings, relating to the revocation or modification of, or non-compliance with, any such Health Care Authorization, except where such revocation, modification or non-compliance would not result in a Material Adverse Effect.

(xxxix) Compliance with Health Care Laws. The Company and its subsidiaries are, and have been, in material compliance with all applicable Health Care Laws, and have not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid or any other state, federal or national health care program, except where such noncompliance, false claims liability or civil penalties would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means all health care laws applicable to the Company or a subsidiary, including, but not limited to: the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), Basic Health and Human Services Policy for Protection of Human Research Subjects “Common Rule” as codified and enforced by the Department of Health and Human Services in 45 C.F.R. part 46 and enforced by FDA under 21 C.F.R. part 50, Laboratory Animal Welfare Act of 1966, HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), any and all other applicable comparable local, state, federal, national, supranational and foreign health care laws and the regulations promulgated pursuant to such laws, each as amended from time to time. Neither the Company nor any subsidiary has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the knowledge of the Company, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. Neither the Company nor any subsidiary has received any written notice of adverse filing, warning letter, untitled letter or other correspondence or notice from the FDA, the European Commission, the EMA or any other Health Regulatory Agencies, or any other court or arbitrator, alleging or asserting material noncompliance with the Health Care Laws. Neither the Company nor any subsidiary is a party to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company nor any subsidiary, nor, to the knowledge of the Company, any of their respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human research study or trial or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension or exclusion.

(xl) Research Studies and Trials. (A) The research studies and trials conducted by or, to the Company’s knowledge, on behalf of, or sponsored by, the Company or any subsidiary, or in which the Company or a subsidiary has participated, that are described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or the results of which are referred to in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, as applicable, were and, if still pending, are being, conducted in all material respects in accordance with applicable experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company and its subsidiaries and all applicable statutes, rules and regulations of the FDA, National Institute of Health Department of Health and Human Services, the European Commission, the EMA and any other Health Regulatory Agencies to which it is subject; (B) the descriptions of the results of such studies and trials contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus do not contain any misstatement of a material fact or omit to state a material fact necessary to make such statements not misleading; (C) the Company has no knowledge of any research studies or trials not described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus the results of which reasonably call into question in any material respect the results of the research studies and trials described in the Registration Statement, the Time of Sale Disclosure Package or Prospectus; (D) neither the Company nor any subsidiary has received any notices or correspondence from the FDA, the European Commission, the EMA or any Health Regulatory Agency or any institutional review board or comparable authority requiring or threatening the premature termination, suspension, material modification or clinical hold of any research studies or trials conducted by or on behalf of, or sponsored by, the Company or any subsidiary or in which the Company or any subsidiary has participated that are described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, and, to the Company’s knowledge, there are no reasonable grounds for the same; (E) there has not been any violation of applicable law or regulation by the Company or any subsidiary in any of their respective product development efforts, submissions or reports to the FDA, the European Commission, the EMA or any other Health Regulatory Agency that could reasonably be expected to require investigation, corrective action or result in enforcement action, except where such violation would not, singly or in the aggregate, result in a Material Adverse Effect; and (F) the research studies and clinical trials of Company and its subsidiaries are being conducted in an ethical and humane manner under state, national or supra-national applicable laws which are either equal or more stringent than applicable laws and regulations enforced by the Department of Health and Human Services and FDA governing human, animal or non-human primate research participants and test subjects and such studies and the clinical trials are conducted under the auspices of a neutral and independent Institutional Animal Care and Use Committee or Institutional Review Board and applicable state, national, or supra national agencies responsible for oversight.

(xli) Health Care Products Manufacturing. The manufacture of the Company’s or any subsidiary’s products by or, to the knowledge of the Company, on behalf of the Company or any subsidiary is being conducted in compliance with all applicable Health Care Laws, including, without limitation, the FDA’s regulation pertaining to Biologics at 21 CFR Part 600, and, to the extent applicable, the respective counterparts thereof promulgated by the European Commission, the EMA or other Health Regulatory Agencies. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any subsidiary has had any manufacturing site (whether owned by the Company or a subsidiary or, to the knowledge of the Company, that of a third party manufacturer for the Company’s or a subsidiary’s products) subject to an FDA, European Commission, EMA or other Health Regulatory Agency shutdown or import or export prohibition, nor received any FDA, European Commission, EMA or other Health Regulatory Agency “warning letters,” or “untitled letters” alleging or asserting material noncompliance with any applicable Health Care Laws, requests to make material changes to the Company’s or a subsidiary’s products, processes or operations, or similar correspondence or notice from the FDA, the European Commission, the EMA or other Health Regulatory Agency alleging or asserting material noncompliance with any applicable Health Care Laws, other than those that have been satisfactorily addressed and/or closed with the FDA, the European Commission, the EMA or other Health Regulatory Agency. To the knowledge of the Company, none of the FDA, the European Commission, the EMA or any other Health Regulatory Agency is considering such action.

(xlii) No Brokers’ Fees. Other than as contemplated by this Agreement or by the engagement letters with Jefferies LLC, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Within the six (6) months prior to the date the first Preliminary Prospectus was filed with the Commission, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person as a finder’s or broker’s fee, consulting fee or otherwise in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any FINRA member or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, other than the payment to the Underwriters as provided hereunder in connection with the transactions contemplated hereunder. None of the net proceeds of the transactions contemplated hereunder will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(xliii) Corporate Governance Compliance; Listing Standards. The Company is in compliance with (i) the applicable corporate governance requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder and (ii) the continued listing standards under the NASDAQ Rules, except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges.

(xliv) Accounting Principles. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in the Company’s most recent Annual Report on Form 10-K and incorporated by reference into the Registration Statement, the Time of Sale Disclosure Package and the Prospectus truly, correctly and completely describes in all material respects (i) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial position and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (ii) judgements and uncertainties affecting the application of Critical Accounting Policies, and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Audit Committee of the Board of Directors of the Company and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and management have consulted with the Auditor regarding such disclosure.

(xlv) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus has been made without a reasonable basis or has been disclosed other than in good faith.

(xlvi) Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that would affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus which have not been described as required.

(xlvii) ERISA. To the knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions. Each of the material employee benefit plans of the Company complies in all material respects with applicable law.

(xlviii) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xlix) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Securities is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules is true, complete and correct.

(l) Parties to Lock-Up Agreements. The Company has furnished to the Underwriters a letter agreement in the form attached hereto as Schedule III (the “Lock-up Agreement”) from each of the persons listed on Schedule IV. Such Schedule IV lists under an appropriate caption the directors and executive officers and certain other stockholders of the Company. If any additional persons shall become directors or executive officers of the Company prior to the end of the Lock-up Period (as defined in Schedule III), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Representative a Lock-up Agreement.

(li) No Contract Terminations. The Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(lii) Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that, to the knowledge of the Company, would cause the offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act

(b) Any certificate signed by any officer of the Company and delivered to the Underwriters or to the Underwriters’ counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3. PURCHASE, SALE AND DELIVERY OF SECURITIES.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price equal to $5.55 per share (the “Per Share Price”), the Firm Shares as set forth opposite the name of such Underwriter on Schedule V hereto; and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Additional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Per Share Price, that portion of the number of Additional Shares as to which such election shall have been exercised (to be adjusted so as to eliminate fractional shares) determined by multiplying such number of Additional Shares by a fraction, the numerator of which is the maximum number of Additional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule V hereto and the denominator of which is the maximum number of Additional Shares that all of the Underwriters are entitled to purchase hereunder.

As referenced in Section 3(a)(ii) above, the Company hereby grants to the several Underwriters the option to purchase from the Company the Additional Shares at the Per Share Price. This option may be exercised by the Representative on behalf of the Underwriters at any time and from time to time on or before the date that is thirty (30) days following the Closing Date, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as an “Option Closing Date”); provided, however, that no Option Closing Date shall be earlier than the Closing Date nor later than one business day after the date on which the option shall have been exercised unless the Company and the Underwriters otherwise agree.

Payment of the purchase price and delivery for the Additional Shares shall be made at any Option Closing Date in the same manner and at the same office as the payment for the Firm Shares as set forth in subparagraph (b) below.

(b) The Firm Shares will be delivered by the Company to the Underwriters for the Underwriters’ accounts against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, as appropriate, at the offices of the Representative, on 430 Park Avenue, 4th Floor, New York, New York 10022, or such other location as may be mutually acceptable, (1) with respect to the Firm Shares, at 10:30 a.m. Eastern time on December 15, 2020 (such time and date of delivery being herein referred to as the “Closing Date”) and (2) with respect to the Additional Shares, at 10:30 a.m. Eastern time, the Option Closing Date. If the Representative so elects, delivery of the Shares may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Representative. Certificates representing the Securities, in definitive form and in such denominations and registered in such names as the Representative may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m., Eastern time, on the business day next preceding the applicable closing date at the offices of the Representative, 430 Park Avenue, 4th Floor, New York, New York 10022, or such other location as may be mutually acceptable.

(c) The Company shall issue to the Representative or its designees on each of the Closing Date and each Option Closing Date, warrants (the “Underwriter Warrants”) to purchase that number of shares of Common Stock (the “Underwriter Warrant Shares”) equal to 6.5% of the aggregate number of Firm Shares or Additional Shares, as the case may be issued on each of the Closing Date and each Option Closing Date. The Underwriter Warrants shall be in a customary form reasonably acceptable to the Representative and the Company, expiring on the five-year anniversary of the date of their issuance at an initial exercise price per Common Stock of $7.50, which is equal to 125% of the public offering price of the Firm Shares.

4. COVENANTS.

(a) The Company covenants and agrees with the Underwriters as follows:

(i) During the period beginning on the date hereof and ending on the later of the Closing Date (or the latest Option Closing Date, if applicable) or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act is no longer required to be provided), in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object in writing.

(ii) During the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable efforts to obtain the lifting of such order as soon as reasonably practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(iii) (A) During the Prospectus Delivery Period, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package, and the Registration Statement and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriters or counsel to the Underwriters to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriters and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B) If at any time following issuance of any Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Underwriters and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv) The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as the Underwriters reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any state in which it is not so qualified or to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any state in which it is not otherwise required to be so subject.

(v) The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(vi) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(vii) The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Securities, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountant and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Disclosure Package, the Prospectus, each Issuer Free Writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each Preliminary Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Securities, including any related filings fees and the legal fees of, and disbursements by, counsel to the Underwriters, (viii) the costs and expenses of the Company relating to investor presentations on any “road show”, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, reasonable travel and lodging expenses of the Representative approved by the Company in advance, employees and officers of the Company and any such consultants, (ix) the fees and expenses associated with listing the Securities on NASDAQ, (x) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement, (xi) all actual and documented out-of-pocket expenses and all fees of the Underwriters’ legal counsel and other out-of-pocket expenses of the Underwriters reasonably incurred in connection with the transactions contemplated hereby; provided, that the amount payable pursuant to the foregoing clauses (vi), (vii) and (xi) in the aggregate shall not exceed $100,000, and (xii) the costs and fees of any escrow agent and the actual out-of-pocket costs incurred by the Underwriters in connection with clearing agent settlement and financing, which cost shall not exceed $12,900. At the Closing Date and any Option Closing Date, the Company shall pay the Representative a management fee equal to 1.0% of the gross proceeds raised at the Closing Date and each Option Closing Date. At the Closing Date, the Company shall pay the Representative $40,000 for non-accountable expenses. Any such amount payable to the Underwriters may be deducted from the purchase price for the Securities.

(viii) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(ix) The Company has not taken or will take and, to the Company’s knowledge, none of its employees, officers or directors has taken or will take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(x) Except as contemplated herein, the Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xi) During the Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and current reports as are required by the Exchange Act and the rules and regulations promulgated thereunder.

(xii) Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company will maintain such controls and other procedures, including without limitation those applicable to the Company and required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, is made known to them by others within those entities.

(xiii) The Company will substantially comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(xiv) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and the Underwriters represent and agree that, unless they obtain the prior written consent of the Company, they have not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(xv) During the period commencing on and including the date hereof and continuing through and including the 30th day following the date of the Prospectus, as extended as described below, the Company will not, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Common Stock or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position “ (as defined in Rule 16a-1(b) under the Exchange Act) of any Common Stock or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Common Stock or Related Securities; (iv) in any other way transfer or dispose of any Common Stock or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Common Stock or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Common Stock or Related Securities; (vii) file any registration statement under the Securities Act under applicable securities laws in respect of any Common Stock or Related Securities (other than as contemplated by this Agreement with respect to the Securities); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby; (B) issue shares of Common Stock or options to purchase shares of Common Stock or restricted stock units or similar equity securities, or issue shares of Common Stock upon exercise of options, restricted stock units or similar equity securities, pursuant to any options, share bonus or other share plan or arrangement pursuant to an incentive plan in effect on the date hereof and described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus; (C) file a registration statement on Form S-8 in respect of the issuance, vesting, exercise or settlement of equity awards to officers or directors granted in connection with the NEOS Merger or to be granted pursuant to an incentive plan in effect on the date hereof and described in the Registration Statement Time of Sale Disclosure Package and the Prospectus; (D) issue any shares of Common Stock upon the exercise of the Underwriter Warrants, or any option or warrant or upon the conversion of a convertible security outstanding on the date hereof and referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus; (E) issue any shares of capital stock of the Company or securities convertible into shares of capital stock of the Company that are issued as consideration in an acquisition, merger or similar strategic transaction approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within thirty (30) days after the date of this Agreement, and provided that any such issuance shall only be to a person (or to the equity holders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; and (F) issue any equity or debt securities in connection with the NEOS Merger on the terms set forth in the Merger Agreement related to the NEOS Merger. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Common Stock or any securities exchangeable or exercisable for or convertible into Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Common Stock. The Company will cause each person or entity listed on Schedule IV to furnish to the Representative, prior to the Closing Date, a letter, substantially in the form of Schedule III hereto, pursuant to which each such person or entity shall agree, among other things, subject to the terms and conditions set forth in each such letter, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, not to engage in any swap or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Common Stock or any such securities, during the period of ninety (90) days from the date of the Prospectus, without the prior written consent of the Representative.

(xvi) The Company shall use its reasonable best efforts to maintain the listing of the Common Stock on NASDAQ for a period of at least three (3) years.

(xvii) From the date hereof until the earlier of (i) a date thirty (30) days after the Closing Date and (ii) the last Option Closing Date, the Company will not issue press releases, proposed communications with shareholders or other interested constituencies, or other public announcements or engage in any other publicity, without (i) providing the Representative and its counsel with copies of same and (ii) permitting the Representative and its counsel to comment thereon; provided, however, that ordinary and routine communications not related to the transactions contemplated hereunder or the financial position of the Company may be provided concurrently with their release.

5. CONDITIONS OF THE UNDERWRITERS’ OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the Closing Date and any Option Closing Date (as if made on the Closing Date or such Option Closing Date, as applicable), of and compliance with all representations, warranties and agreements of the Company contained herein (except to the extent any such representations or warranties expressly relate to a specified earlier date, in which case, such representations and warranties shall be true and correct as of such specified earlier date), to the performance by the Company of its obligations hereunder and to the following additional conditions (except for any obligations or conditions that have been waived by the Representative in writing):

(a) If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required; the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or, to the Company’s knowledge, threatened by the Commission; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriters’ reasonable satisfaction; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b) The Underwriters shall not have advised the Company that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Underwriters’ reasonable opinion, is material, or omits to state a fact which, in the Underwriters’ reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c) Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any subsidiary shall have incurred any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business which are material to the Company and its subsidiaries, taken as a whole, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock (other than dividends or distributions by a subsidiary to the Company); and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or upon the settlement of outstanding restricted stock units), or any material change in the short-term or long-term debt of the Company and its subsidiaries except for the extinguishment thereof, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company (other than issuances of equity compensation awards under equity compensation arrangements approved by the Board of Directors of the Company or committee thereof comprised entirely of independent directors), or any Material Adverse Effect, or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any subsidiary, the effect of which, in any such case described above, in the Representative’s reasonable judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package, the Registration Statement and in the Prospectus.

(d) On the Closing Date and any Option Closing Date, there shall have been furnished to the Underwriters the opinion and negative assurance letter of Dorsey & Whitney LLP, counsel for the Company, dated the Closing Date and such Option Closing Date, respectively, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(e) On the Closing Date and any Option Closing Date, there shall have been furnished to the Underwriters and the opinion of Sheridan Ross P.C., as intellectual property counsel for the Company, dated the Closing Date and such Option Closing Date, respectively, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(f) On the Closing Date and any Option Closing Date, there shall have been furnished to the Underwriters the negative assurance letter of Lowenstein Sandler LLP, counsel for the Underwriters, dated the Closing Date and such Option Closing Date, respectively, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(g) On the date of the Prospectus and on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement, the Underwriters shall have received (i) a letter from the Auditor (the “Auditor Comfort Letter”) and (ii) a letter (the “NEOS Comfort Letter”) from RSM US LLP (the “NEOS Auditor”), each dated the respective dates of delivery thereof, and addressed to the Underwriters, in form and substance satisfactory to the Underwriters.

(h) On the Closing Date and any Option Closing Date the Underwriters shall have received (i) from the Auditor a letter, dated as of such date, to the effect that it reaffirms the statements made in the Comfort Letter and (ii) from the NEOS Auditor a letter, dated as of such date, to the effect that it reaffirms the statements made in the NEOS Comfort Letter, except that in each of the foregoing letters the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.

(i) On each of the Closing Date and any Option Closing Date (if applicable), there shall have been furnished to the Underwriters a certificate, dated as of such closing date and addressed to the Underwriters, signed by the chief executive officer or the chief financial officer of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date or such Option Closing Date (as applicable) (except to the extent any such representations or warranties expressly relate to a specified earlier date, in which case, such representations and warranties shall be true and correct as of such specified earlier date), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or such Option Closing Date (as applicable) (except for any such agreements or conditions that have been waived by the Representative in writing);

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the Company’s knowledge, is contemplated or threatened by the Commission or any state or regulatory body; and

(iii) The signers of said certificate have carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Time of Sale Disclosure Package, the Registration Statement or the Prospectus), and

(A) each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) contain, and contained, when such part of the Registration Statement (or such amendment) became effective, all statements and information required to be included therein, each part of the Registration Statement, or any amendment thereof, does not contain, and did not contain, when such part of the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when such part of the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date, or the time of first use within the meaning of the Rules and Regulations, any untrue statement of a material fact or omit to state and did not omit to state as of its date, or the time of first use within the meaning of the Rules and Regulations, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,

(B) neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, include, nor included as of the Time of Sale, any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(C) since the Time of Sale, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Time of Sale Disclosure Package, the Registration Statement or into the Prospectus that has not been so filed,

(D) subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, the Company has not incurred any liabilities or obligations, direct or contingent, which are material to the Company, or entered into any transactions not in the ordinary course of business which are material to the Company, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or upon the settlement of outstanding restricted stock units), or any material change in the short-term or long-term debt of the Company except for the extinguishment thereof, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company (other than issuances of equity compensation awards under equity compensation arrangements approved by the Board of Directors of the Company or committee thereof comprised entirely of independent directors), or any Material Adverse Effect, and

(E) except as stated in the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, which would be reasonably expected to result in any Material Adverse Effect.

(j) The Underwriters shall have received a letter from FINRA confirming that FINRA has determined to raise no objections with respect to the fairness and reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

(k) The Company shall have furnished to the Underwriters and counsel for the Underwriters such additional documents, certificates and evidence as the Underwriters or counsel for the Underwriters may have reasonably requested.

(l) The Underwriters shall have received the written agreements, substantially in the form of Schedule III hereto, of the Persons listed on Schedule IV to this Agreement.

(m) The Shares and the Underwriter Warrant Shares shall have been approved for listing on NASDAQ, subject to official notice of issuance.

(n) The Representative shall have received on and as of the Closing Date and Option Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in its jurisdiction of incorporation.

(o) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or any Option Closing Date, as the case may be, prevent the issuance or sale of the Securities by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or any Option Closing Date, as the case may be, prevent the issuance or sale of the Securities by the Company.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters. The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Underwriters shall reasonably request.

6. INDEMNIFICATION AND CONTRIBUTION.

(a) The Company shall indemnify and hold harmless each Underwriter, its affiliates, the directors, officers, employees, counsel and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Preliminary Prospectus supplement, the Base Prospectus, any Issuer Free Writing Prospectus, any free writing prospectus, the Time of Sale Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Securities in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriter Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding upon presentation of a written accounting in reasonable detail (but without the need to include the underlying statements or evidence of payment), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Wells Fargo Bank, N.A. (the “Prime Rate”). Any such interim reimbursement payments which are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which they may otherwise have.

(b) Each Underwriter shall indemnify and hold harmless the Company, its agents, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriter Information. This indemnity will be in addition to any liability that each Underwriter might otherwise have. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus, any Preliminary Prospectus supplement, the Base Prospectus, any Issuer Free Writing Prospectus, any free writing prospectus, the Time of Sale Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing) is the information contained in the fourth paragraph under “Discounts, Commissions and Expenses” and the paragraphs under “Price Stabilization, Short Positions and Penalty Bids” under the caption “Underwriting” in the Preliminary Prospectus and Prospectus (the “Underwriter Information”). Notwithstanding any other provision of this Agreement, including this Section 6, to the contrary, in no event shall any Underwriter’s aggregate liability for indemnification hereunder exceed the underwriting discounts and commissions received by it.

(c) Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party in its sole discretion, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel satisfactory to the indemnified party in its sole discretion to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Representative on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding anything to the contrary contained herein, no Underwriter shall be required pursuant to this Section 6(d) to contribute any amount in excess of the underwriting discounts and commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligation to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, and each director, officer, employee, counsel or agent of any Underwriter will have the same rights to contribution as such Underwriter, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e) Each Underwriter confirms severally and not jointly and the Company acknowledges that there is no information concerning the Underwriters furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, except for the Underwriter Information.

7. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

8. TERMINATION OF THIS AGREEMENT.

(a) The Underwriters shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any material agreement on its part to be performed hereunder, (ii) any condition of the Underwriters’ obligations hereunder is not fulfilled or waived by the Representative in writing, (iii) trading in the Company’s Common Stock shall have been suspended by the Commission or NASDAQ or trading in securities generally on NASDAQ shall have been suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities (which includes the Company’s Common Stock) shall have been required, on NASDAQ, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state authorities which prevents payment by an Underwriter pursuant to Section 3, (vi) the Company is in material breach of any of its representations, warranties or covenants hereunder, (vii) the Underwriters shall have become aware after the date hereof, of events that are reasonably expected to result in (A) a Material Adverse Effect, or (B) a material adverse change in general market conditions, in each case, as would make it impracticable, in the Underwriters’ reasonable judgement, to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Securities, or (viii) a director or executive officer of the Company: (A) is charged with a felony offense relating to any financial or corporate matter arising from conduct relating to the Company; (B) becomes the subject of a public action or investigation by a governmental body arising from conduct relating to the Company (or such governmental body announces that it intends to take any such action or undertake any such investigation); or (C) is enjoined, suspended or otherwise limited from serving as a director or executive officer under the federal securities laws. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii) and Section 6 hereof shall at all times be effective and shall survive such termination.

(b) If the Representative elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Representative by telephone, confirmed by letter.

9. DEFAULT OF THE COMPANY. If the Company shall fail at the Closing Date or at any Option Closing Date to sell and deliver the Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Underwriters or, except as provided in Section 4(a)(vii), any non-defaulting party. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

10. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to H.C Wainwright & Co., LLC, 430 Park Avenue, 4th Floor, New York, New York 10022, Attention: Head of Investment Banking; if to the Company, shall be mailed, delivered or telecopied to Aytu BioScience, Inc., 373 Inverness Parkway, Suite 206, Englewood, Colorado 80112, attention of Joshua Disbrow, with a copy to Dorsey & Whitney LLP, 111 S. Main Street, Suite 2100, Salt Lake City, Utah 84111, attention: Nolan Taylor; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from the Underwriters.

12. ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company.

13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of laws provisions. The parties hereby irrevocably and unconditionally: submit to the jurisdiction of the federal and state courts located in the State of New York, for any dispute related to this Agreement or any of the matters contemplated hereby; consent to service of process by registered or certified mail return receipt requested or by any other manner provided by applicable law; and waive any right to claim that any action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

14. INTEGRATION, AMENDMENT. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Representative or any of the other Underwriters, with respect to the subject matter hereof. No provision hereof may be modified or amended except in a written instrument signed by the Company, the Representative. Notwithstanding anything herein to the contrary, the engagement agreement dated November 30, 2020, between the Company and Representative, shall continue to be effective and continue to survive and be enforceable by the parties in accordance with its terms.

15. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

(Signature Page Follows)

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours,

AYTU BIOSCIENCE, INC.

By:	/s/ Josh Disbrow
	Name:	Josh Disbrow
	Title:	Chief Excecutive Officer

Confirmed as of the date first set forth above.

H.C. Wainwright & co., llc

as Representative of the several Underwriters

By:	/s/ Edward D. Silvera
	Name:	Edward D. Silvera
	Title:	Chief Operating Officer

(Signature Page to Underwriting Agreement)

Schedule I

Time of Sale Disclosure Package

None.

Schedule II

Issuer General Free Writing Prospectuses

Issuer Free Writing Prospectus, dated December 10, 2020, filed with the Commission on December 10, 2020

Issuer Free Writing Prospectus, dated December 10, 2020, filed with the Commission effective December 11, 2020

Schedule III

Form of Lockup Agreement

Lockup Agreement

______, 2020

H.C. Wainwright & Co. LLC

As Representative of the several Underwriters

c/o H.C. Wainwright & Co. LLC

430 Park Avenue

New York, New York 10022

Re: Aytu BioScience, Inc.

Ladies and Gentlemen:

This Lock-Up Agreement (this “Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Aytu BioScience, Inc., a Delaware corporation (the “Company”), and H.C. Wainwright & Co. LLC (“Wainwright”), as representative of a group of underwriters (collectively, the “Underwriters”), to be named therein, and the other parties thereto (if any), relating to the proposed public offering of shares of the common stock, par value $0.0001 per share (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the earlier of the date hereof and the date of the Underwriting Agreement through and including the date that is the 90th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Wainwright, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock whether now owned or hereafter acquired by the undersigned (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions set forth in the immediately preceding paragraph shall not apply to:

(1)	if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned; (c) as a bona fide gift to a charity or educational institution or (d) pursuant to a qualified domestic order or in connection with a divorce settlement,

(2)	if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value,

(3)	if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value,

(4)	following the date that is the 75th day after the date of the Underwriting Agreement, the sale into the market of Common Stock by the Company’s third-party administrator in connection with the vesting of any restricted equity awards solely to cover the tax obligations of the undersigned;

provided, however, that in the case of any transfer described in clause (1), (2) or (3) above, it shall be a condition to the transfer that the undersigned comply with the following (A) and (B), and in the case of any transfer described in clause (4), it shall be a condition to the transfer that the undersigned comply with the following (B): (A) the transferee executes and delivers to Wainwright, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement and otherwise satisfactory in form and substance to Wainwright, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that, in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift or by will or intestate succession or, in the case of any transfer pursuant to clause (2) above, such transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value, in the case of any transfer pursuant to clause (3) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value, or in the case of any transfer pursuant to clause (4) above, such transfer is being made in connection with the vesting of any restricted equity awards solely to cover the tax obligations of the undersigned.

(5)	transactions relating to shares of Common Stock or other securities acquired in the offering;

(6)	transfers or dispositions of shares of Common Stock or other securities to the Company in connection with the conversion of any convertible preferred stock into, or the exercise of any option or warrant for, shares of Common Stock; provided that (i) any such shares of Common Stock received by the undersigned shall be subject to the terms of this agreement and (ii) no filing by any party under the Exchange Act or other public announcement shall be required or shall be made voluntarily during the Restricted Period (other than a filing on a Form 4 that reports such disposition under the transaction code “F”);

(7)	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of common stock during the Lock-up Period and (ii) no filing by any party under the Exchange Act or other public announcement shall be required or shall be made voluntarily by or on behalf of the undersigned or the Company in connection with the establishment of such plan; or

(8)	transfers or dispositions of shares of Common Stock or such other securities pursuant to a bona fide tender offer for shares of the Company’s capital stock, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a Change of Control (as defined below) of the Company (including without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of shares of Common Stock or other securities in connection with such transaction) that has been approved by the board of directors of the Company; provided that, in the event that such Change of Control transaction is not consummated, this clause (7) shall not be applicable and the undersigned’s shares and other securities shall remain subject to the restrictions contained in this agreement.

For purposes of this agreement, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended and “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transactions or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold at least 90% of the outstanding voting securities of the Company (or the surviving entity), provided that, for the avoidance of doubt, the offering shall not constitute a Change of Control.

The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act of 1933, as amended, of any shares of Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares, and (ii) the Company may, with respect to any Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above). In addition, the undersigned hereby waives, from the date hereof until the expiration of the 90-day period following the date of the Underwriting Agreement and any extension of such period pursuant to the terms hereof, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

It is understood that, if (A) the Company notifies Wainwright that it does not intend to proceed with the proposed public offering of Common Stock, (B) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder, or (C) the proposed public offering of Common Stock shall not have been completed by December 31, 2020, this Agreement shall immediately be terminated and the undersigned shall be released from all obligations under this Agreement.

[Remainder of page intentionally left blank.]

In witness whereof, the parties hereto have entered into this lock-up agreement as of the date first set forth above.

Very truly yours,

Schedule IV

Persons subject to Lock-Up

All current executive officers and directors of the Company

Schedule V

Underwriters

Underwriter	Firm Shares	Additional Shares

H.C. Wainwright & Co., LLC	4,166,667	625,000

35